UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2004

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2004, MoneyGram International, Inc. entered into an employment agreement with Philip W. Milne, its President and Chief Executive Officer. Mr. Milne also serves as a director of MoneyGram International, Inc. The agreement is effective from July 1, 2004 and continues until July 31, 2005. Under the terms of the agreement, Mr. Milne will receive the salary, benefits and incentive compensation described on Schedule A to the agreement. In the event Mr. Milne's employment is terminated by reason of incapacity or he is requested to resign as an officer or a director at the request of a majority of the Board of Directors, he is entitled to receive compensation and benefits for the remaining term of the agreement. A copy of the agreement is filed herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

October 27, 2004	By:	Teresa H. Johnson

Name: Teresa H. Johnson
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement, dated October 26, 2004 between MoneyGram International, Inc. and Philip W. Milne